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                                                                    Exhibit 23.2






INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Bunge Limited on Form F-1 of our report related to Manah S.A. and Subsidiaries dated January 12, 2001, and our report related to Fertifos Administracao e Participacao S.A. and Subsidiaries dated January 12, 2001, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ DELOITTE TOUCHE TOHMATSU
Auditores, Independentes
Sao Paulo, Brazil
January 24, 2002